Exhibit 23.2

FELDMAN FINANCIAL ADVISORS, INC.
8804 MIRADOR PLACE
MCLEAN, VA 22102
(202) 467-6862

September 13, 2021

Boards of Directors
NSTS Bancorp, Inc.
North Shore MHC

NSTS Financial Corporation
North Shore Trust and Savings
700 S. Lewis Avenue
Waukegan, Illinois 60085

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion, and any amendments thereto, to be filed with the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report and any Conversion Valuation Appraisal Updates and our statements concerning subscription rights and liquidation rights in such filings and amendments, including the prospectus of NSTS Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

/s/ FELDMAN FINANCIAL ADVISORS, INC.

FELDMAN FINANCIAL ADVISORS, INC.